Exhibit 23.1

Michael Johnson & Co., LLC
9175 East Kenyon Avenue, Suite 100
Denver, Colorado 80237
(303) 796-0099

May 16, 2005

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, DC 20549

CONSENT OF INDEPENDENT AUDITOR

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated March 22, 2005 in Ko-Ko Petroleum, Inc's financial statements for the six-month period ended November 30, 2004, and to all references to our firm included in this Registration Statement.

Sincerely,

/s/ Michael Johnson & Co., LLC
Michael Johnson & Co., LLC
Denver, Colorado